                                                              Exhibit 10(i).12

June 15, 2006

Jeff Leiswell
NEDAK, LLC
PO Box
87590 Hillcrest Road
Atkinson, NE  68713

Re: Negotiated Rate Agreement for Distribution Transportation Service

Dear Mr. Leiswell:

     Kinder Morgan Inc., Retail Distribution Division, ("KMI") has reviewed your verbal  request  for  natural  gas  distribution  transportation  service  to be provided  at the date of startup of the new Ethanol  Plant,  to be located in or near Atkinson,  Nebraska. Pursuant to our conversation,  KMI shall provide NEDAK
LLC ("Customer") with natural gas distribution  transportation service under the following terms:

Service Type:       Distribution Transportation Service. KMI will receive gas at the Receipt  Point and deliver gas to the Delivery  Point as
                    set  forth  in  the  Transportation   Service  Agreement  on
                    Transporter's  Nebraska Gas Distribution System entered into
                    between  KMI  and  Customer  ("Distribution   Transportation
                    Agreement").  A Facility  Agreement  ("Facility  Agreement")
                    will be entered into between KMI and Customer  providing for the payment to KMI by Customer of the required amount of the
                    Facility  Payment  for  the  cost  of the  facilities  to be constructed  by KMI to serve  Customer's  Ethanol Plant near
                    Atkinson, Nebraska.

Minimum Quantity:   A minimum  daily  delivery  quantity  of 5000 therms per day during operation of the Ethanol Plant.

Maximum Quantity:   A maximum daily  delivery  quantity  (MDDQ) of 37,200 therms per day, at  reasonably  uniform  rates of flow,  during the
                    Primary Term of this Agreement.

Primary Term:       Period  commencing as of the first day of the month in which the initial  delivery of gas is made by KMI to the  Customer
                    Ethanol  Plant near  Atkinson,  Nebraska and ending ten (10)
                    years thereafter. Notwithstanding anything in this Agreement
                    to  the  contrary,   this

                    Agreement shall automatically terminate in the event: either
                    (a)  Customer  fails to pay KMI the  required  amount of the
                    Facility  Payment as required by the  Facility  Agreement or
                    (b)  the  KMI   Facilities  to  be  constructed  by  KMI  in
                    accordance  with the Facility  Agreement are completed,  but initial delivery of gas to Customer's  Ethanol Plant has not occurred on or before  December 31, 2007.  Further,  KMI may terminate  this  Agreement  at any time upon sixty (60) days
                    written   notice  to  Customer   if   Customer   permanently
                    discontinues  operation  of its  Ethanol  Plant and  related facilities.  Additionally,  this Agreement may be terminated by KMI or Customer as provided for in the Facility Agreement or as otherwise provided for herein.

Transportation
Charge Per Therm:   During the Primary Term the Transportation  Charge per Therm
                    will be a fixed  amount  per therm  for the  first  five (5)
                    years  of  the  Primary  Term  equal  to  $0.014  per  therm delivered on behalf of Customer.  Effective the first day of the sixth year of the Primary  Term and then  effective  the first  day of each of the  seventh,  eight,  ninth and tenth years of the Primary Term (and to the extent this  Agreement then continues on a year-to-year  basis after the end of the
                    Primary Term, then effective the first day of each such year beyond the Primary Term) the Transportation Charge per Therm will  automatically  escalate annually for each of years six through  ten of the  Primary  Term (and for each year beyond the end of the Primary  Term)  beginning  on the first (1st)
                    day of each of those years based on the GDP  Implicit  Price
                    Deflator   contained  in  the  most  recent  Gross  Domestic
                    Product,  4th quarter (final) report,  published by the U.S.
                    Department of Commerce,  Bureau of Economic  analysis or, if discontinued,  a similar index as mutually  agreed to by the
                    Parties.

Facility Payment:   A payment in the  required  amount to be made by Customer to
                    KMI on or before  close of  business  for KMI on  October 1,
                    2006  ("Facility  Payment") to reimburse KMI for the cost of the KMI  Facilities as set forth in the Facility  Agreement.
                    As of the  Effective  date of the  Facility  Agreement,  the
                    Facility Payment is $918,526, which amount will remain fixed
                    until  close  of  business   for  KMI  on  August  1,  2006.
                    Thereafter  KMI reserves the right to increase the amount of
                    the  Facility  Payment  to  adjust  for  KMI's   anticipated
                    increased  cost  of  the  KMI  Facilities.  The  payment  by
                    Customer  to KMI  of the  required  amount  of the  Facility
                    Payment for the cost of the  facilities to be constructed by
                    KMI  to  serve  Customer's   Ethanol  Plant  near  Atkinson,
                    Nebraska is a condition precedent to KMI's obligations under this Negotiated Rate Agreement.

Limitations/Other:  The  Transportation  Charge  per Therm  set  forth  above is
                    exclusive  of  the  Monthly   Administrative   Fee,  Monthly
                    Customer  Charge or  Additional  Charges  assessed  Customer pursuant to the Distribution  Transportation  Agreement, and also is exclusive of the Facility Payment required under the
                    Facility Agreement.

                    The Transportation Charge per Therm quoted above is only for
                    Distribution Transportation Service to the specific point(s)
                    listed above and only for  Customer's  usage at the proposed
                    Ethanol Plant near Atkinson, Nebraska.

                    Any Agent utilizing the Distribution Transportation Service, as defined  herein,  to make  deliveries  at any point other than the specified  Delivery Point or to make  deliveries to any point for  purposes  other  than  Customer's  usage will incur the  maximum  charges  established  in KMI's  Nebraska tariff for Commercial Service, Rate Area 10.

                    If Customer's Ethanol Plant startup date has not occurred by
                    December  31,  2007,  the  terms  of  this  Negotiated  Rate
                    Agreement  with  respect  to the  rate  per  therm  for  the distribution  transportation service is void. Customer shall remain liable for the payment to KMI of the Facility Payment under the Facility Agreement.

                    A  material   consideration   for  KMI  entering  into  this
                    Negotiated  Rate Agreement and  Distribution  Transportation
                    Agreement and providing distribution  transportation service to Customer at the Ethanol  Plant is the payment by Customer to  KMI of the  Facility  Payment  in  accordance  with  the
                    Facility Agreement.

                    This  negotiated rate is being offered in response to unique competitive and bypass circumstances related to the proposed
                    Customer   Ethanol   Plant   facilities.   Such   discounted
                    Distribution Transportation Service is only offered with the explicit  agreement  that  Customer  will not bypass the KMI distribution  system during the Primary Term or any extended year-to-year term resulting from this Agreement.

                    This    Negotiated    Rate   Agreement   and    Distribution
                    Transportation  Agreement  may not be  assigned to any other party without the express  written consent of KMI, which may not be  unreasonably  withheld by KMI,  except that Customer
                    may   assign   this    Agreement   and   the    Distribution
                    Transportation  Agreement  to its  lenders or their agent as collateral for indebtedness to construct  Customer's Ethanol
                    Plant and the lenders or their agent can further assign them to any successor  operator of the plant in a foreclosure  or agreement in lieu of  foreclosure.  Any  modification to the terms of this  Negotiated  Rate  Agreement  or  Distribution
                    Transportation Agreement must be agreed to in writing by all parties to this  Agreement.  This  Negotiated Rate Agreement and Distribution Transportation Agreement are subject to any applicable laws and regulations and approvals thereunder.

     If these terms are acceptable to you,  please sign below and return by mail to:

                                 Mr. Roger Olsen

                                 Kinder Morgan, Inc.
                                 PO Box 551
                                 Albion, Nebraska 68620

     In addition to the return of the original signed document, you may also fax this  document,  once signed,  to (303)  984-3394,  attention,  Mr. Roger Olsen.
Whether mailed or faxed, this document must be received by the close of business on  July 1,  2006  or the  above  offered  discount  shall  expire  and  will be considered null and void.

     Thank you for your request and we appreciate your business. Should you have any  questions,  please feel free to call me at (303) 763-3597 or Roger Olsen at
402-395-2368 ext 3. We look forward to working with you in the future.

Sincerely,

/s/ Scott Emerson
Scott Emerson
Director of Transportation Services
Kinder Morgan, Inc.

                                Accepted this 15th day of June, 2006

                                By:          /s/ Jeff Lieswald
                                   ---------------------------------------------

                                Title:       Board Member
                                      ------------------------------------------

                                Company:  NEDAK, LLC